December 21, 2006

UBS Securities LLC
1285 Avenue of the Americas, 11th Floor
New York, New York 10019

Mortgage Asset Securitization Transactions, Inc.

1285 Avenue of the Americas

New York, New York 10019

U.S. Bank National Association, as trustee
60 Livingston Avenue, EP-MN-WS3D,

St. Paul, Minnesota 55107-2292

Wells Fargo Bank, N.A.

Sixth Street and Marquette Avenue

Minneapolis, Minnesota 55479

Moody’s Investors Service, Inc.
99 Church Street
New York, New York 10007

Standard and Poor’s Ratings Services,

a division of The McGraw-Hill Companies, Inc.

55 Water Street

New York, New York 10041

BNP Paribas Securities Corp.
787 Seventh Avenue
New York, New York 10019

MBIA Insurance Corp.
113 King Street
Armonk, NY 10504.

Re:

Mortgage Asset Securitization Transactions, Inc.
TBW Mortgage-Backed Trust Series 2006-6
TBW Mortgage-Backed Pass-Through Certificates, Series 2006-6

Ladies and Gentlemen:

We have acted as special counsel for Mortgage Asset Securitization Transactions, Inc., a Delaware corporation (the “Company”), in connection with the issuance of the Company’s TBW Mortgage-Backed Trust Series 2006-6, TBW Mortgage-Backed Pass-Through Certificates, Series 2006-6 (the “Certificates”).  The Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-4, Class A-5A, Class A-5B, Class A-6A, Class A-6B, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class C and Class P Certificates are referred to herein as the “Regular Interest Certificates.”

The Certificates will represent the entire beneficial ownership interest in a trust fund

(the “Trust Fund”) to be created pursuant to a Pooling and Servicing Agreement dated as of December 1, 2006 (the “Pooling Agreement”), among the Company, as depositor, UBS Real Estate Securities Inc., as transferor (the “Transferor”), U.S. Bank National Association, as trustee and Wells Fargo Bank, N.A, as master servicer and as trust administrator.  The assets of the Trust Fund will consist primarily of fixed-rate mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties.  Capitalized terms not otherwise defined herein have the meanings ascribed to such terms in the Pooling Agreement.

In arriving at the opinions expressed below, we have examined such documents and records as we have deemed appropriate, including the following:

(1)

Signed copy of the Registration Statement on Form S-3 (File No. 333-130373) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), together with each amendment thereto, including Post-Effective Amendment No. 1 to the Registration Statement (such registration statement, as amended and as declared effective by the Commission on April 19, 2006, is referred to herein as the “Registration Statement”).

(2)

The Prospectus dated October 17, 2006 (the “Base Prospectus”), as supplemented by the Prospectus Supplement, dated December 20, 2006 (the “Prospectus Supplement”) in the form to be filed with the Commission pursuant to Rule 424(b) under the 1933 Act (the Base Prospectus, as supplemented by the Prospectus Supplement, the “Prospectus”).

(3)

The Pooling Agreement (together with the Prospectus, the “Documents”).

(4)

A specimen Certificate of each Class of Certificates.

In addition, we have made such investigations of such matters of law as we deemed appropriate as a basis for the opinions expressed below.  Further, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals.  Our opinions are also based on the assumption that there are no agreements or understandings with respect to those transactions contemplated in the Documents other than those contained in the Documents.  Furthermore, our opinions are based on the assumption that all parties to the Documents will comply with the terms thereof, including all tax reporting requirements contained therein.

As to any facts material to the following opinions which we did not independently establish or verify, we have relied upon statements and representations of the responsible officers and other representatives of the Company and of public officials and agencies.  We have, for purposes of rendering the opinions, also relied on certain factual, numerical and statistical information which is based on the assumptions used in pricing the Certificates.

______________________________________

The advice below was not written to be used, is not intended to be used and cannot be used by any taxpayer for purposes of avoiding United States federal income tax penalties that may be imposed.  The advice is written to support the promotion or marketing of the transaction addressed in this opinion.  Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

We are providing the foregoing disclaimer to satisfy obligations we have under Circular 230, governing standards of practice before the Internal Revenue Service.

_______________________________________

Based upon and subject to the following, we are of the opinion that, as of the Closing Date:

(1)

Each REMIC created pursuant to the Pooling Agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”), assuming (i) an election is made to treat the assets of each REMIC as a REMIC, (ii) compliance with the Pooling Agreement, and (iii) compliance with changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder.

(2)

The Regular Interest Certificates  (exclusive of any right to receive any Net Rate Carryover) represent ownership of regular interests in the Master REMIC.

(3)

The Class R Certificates represent ownership of the sole class of residual interest in each REMIC created pursuant to the Pooling Agreement.

(4)

The statements in the Base Prospectus and the Prospectus Supplement under the headings “Federal Income Tax Consequences” and “ERISA Considerations,” to the extent that they constitute matters of federal law or legal conclusions with respect thereto, are correct in all material respects.

The opinions set forth herein are based upon the existing provisions of the Code and Treasury regulations issued or proposed thereunder, published Revenue Rulings and releases of the Internal Revenue Service and existing case law, any of which could be changed at any time.  Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based.  The opinions expressed herein are limited as described above, and we do not express an opinion on any other tax aspect of the transactions contemplated by the documents relating to the transaction.

In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States and the Federal Employee Retirement Income Security Act of 1974, as amended.  This opinion is rendered as of the date hereof and we undertake no obligation to update this opinion or advise you of any changes in the event there is any change in legal authorities, facts, assumptions or documents on which this opinion is based (including the taking of any action by any party to the Documents pursuant to any opinion of counsel or a waiver), or any inaccuracy in any of the representations, warranties or assumptions upon which we have relied in rendering this opinion unless we are specifically engaged to do so.  This opinion is rendered only to those to whom it is addressed and may not be relied on in connection with any transactions other than the transactions contemplated herein.  This opinion may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.  We confirm, however, that we are placing no limitation on disclosure of the tax treatment or tax structure of the transaction that is the subject of this opinion.

Very truly yours,

           /s/ McKee Nelson LLP